UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2019

Allegiant Travel Company
_______________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-33166	20-4745737
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 N. Town Center Drive, Las Vegas, NV		89144
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 851-7300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Section 7    Regulation FD

Item 7.01    Regulation FD.

Allegiant Travel Company (the “Company”) plans to disclose to certain investors certain information that supplements or updates prior disclosures of the Company. Pursuant to Regulation FD, the Company is furnishing herewith such information on Exhibit 99.1 to this Form 8-K.

The information in Sections 7 and 9 of this Current Report on Form 8-K, including the information set forth in the Exhibit, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. As such, this information shall not be incorporated by reference into any of the Company's reports or other filings made with the Securities and Exchange Commission (the “SEC”).

Forward-Looking Statements: Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements in the excerpted materials included in Exhibit 99.1 that are not historical facts are forward-looking statements. These statements are based on management's beliefs and assumptions and on information currently available to the Company’s management. Forward-looking statements include information concerning the Company’s possible or assumed future results of operations, business strategies, fleet plan, financing plans, competitive position, industry environment, potential growth opportunities, future service to be provided and the effects of future regulation and competition.
Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements generally may be found in our periodic reports and registration statements filed with the SEC at www.sec.gov. These risk factors include, without limitation, an accident involving, or problems with, our aircraft, public perception of our safety, our reliance on our automated systems, limitation on growth as we transition to a single fleet type, our reliance on third parties to deliver aircraft under contract to us on a timely basis, risk of breach of security of personal data, volatility of fuel costs, labor issues and costs, the ability to obtain regulatory approvals as needed, the effect of economic conditions on leisure travel, debt covenants and balances, the ability to finance aircraft under contract, terrorist attacks, risks inherent to airlines, our competitive environment, our reliance on third parties who provide facilities or services to us, the possible loss of key personnel, economic and other conditions in markets in which we operate, the ability to successfully develop a resort in Southwest Florida, governmental regulation, increases in maintenance costs and cyclical and seasonal fluctuations in our operating results.

Any forward-looking statements are based on information available to the Company today and the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Section 8    Other Events

Item 8.01    Other Events

On January 9, 2019, the Company issued a press release announcing the commencement of a tender offer (the “Tender Offer”) to purchase for cash any and all of its outstanding $450,000,000 aggregate principal amount of 5.50% Senior Notes due 2019 (the “Notes”) and that the Company is seeking to borrow up to $450,000,000 under a term loan facility being arranged by Barclays Bank PLC (“Barclays”) for which Barclays will serve as book runner and syndication agent, as administrative agent on behalf of the lenders and as collateral agent, the proceeds of which the Company will use to refinance the Notes. In connection with the tender offer, the Company is also seeking consents (the “Consent Solicitation”) to proposed amendments to the Indenture, dated as of June 13, 2014 (as amended, the “Indenture”), which governs the Notes, that would eliminate most of the restrictive covenants and certain events of default applicable to the Notes, reduce the minimum notice period required for redemptions of the Notes from 30 days as currently required by the Indenture to three business days and amend certain other provisions applicable to the Notes. The Tender Offer and Consent Solicitation are conditioned upon the satisfaction of certain conditions, including the Company successfully completing one or more debt financings. The terms and conditions of the Tender Offer and Consent Solicitation are described in the Offer to Purchase and Consent Solicitation Statement, dated January 9, 2019, and its accompanying Consent and Letter of Transmittal. This Current Report on Form 8-K does not constitute an offer to purchase or a solicitation of consents with respect to the Notes or any other securities of the Company. The Company is making the Tender Offer and Consent Solicitation only in jurisdictions in which it is permitted to do so pursuant to applicable law.

A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Section 9    Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits.

(a)Not applicable.
(b)Not applicable.
(c)Not applicable.
(d)Exhibits

Exhibit No.	Description of Document

99.1	Investor Updates.

99.2	Press Release of Allegiant Travel Company Announcing Launch of Tender Offer and Consent Solicitation and Term Loan Facility, issued January 9, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Allegiant Travel Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 9, 2019	ALLEGIANT TRAVEL COMPANY

	By:	/s/ Scott Sheldon
	Name:	Scott Sheldon
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Document

99.1	Investor Updates.

99.2	Press Release of Allegiant Travel Company Announcing Launch of Tender Offer and Consent Solicitation and Term Loan Facility, issued January 9, 2019.